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                           SUBSIDIARIES OF THE COMPANY

                                  EXHIBIT 21.1



                            REGISTRANT'S SUBSIDIARIES

         The following table sets forth, at June 30, 1999, the Registrant's subsidiaries and their respective incorporation jurisdictions. The Registrant, or a subsidiary of the Registrant, owns 100% of the voting securities of each of the subsidiaries listed below.


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SUBSIDIARIES                                                                    STATE OF INCORPORATION

AARDS, Inc.                                                                             Florida
Arthritis & Rheumatic Disease Specialties, Inc.                                         Florida
CNU Acquisition Corporation                                                             Florida
Continucare Aventura, Inc.                                                              Florida
Continucare Consulting Services, Inc.                                                   Florida
Continucare Home Health of Florida, Inc.                                                Florida
Continucare Home Health Services, Inc.                                                  Florida
Continucare Managed Care, Inc.                                                          Florida
Continucare Medical Management, Inc.                                                    Florida
Continucare OccMed Services, Inc.                                                       Florida
Continucare Outpatient Rehabilitation Management, Inc.                                  Florida
Continucare Physician Practice Management, Inc.                                         Florida
Continucare Rehabilitation Services of Alabama, Inc.                                    Florida
Continucare Rehabilitation Services of Georgia, Inc.                                    Florida
Continucare Rehabilitation Services of North Carolina, Inc.                             Florida
Continucare Rehabilitation Services of South Carolina, Inc.                             Florida
Continucare Rehabilitation Services, Inc.                                               Florida
Integracare, Inc.                                                                       Florida
J.R. Rehab Associates, Inc.                                                             Florida
Maxicare, Inc.                                                                          Delaware
Rehab Management Systems, Inc.                                                          Florida
Sunset Harbor Home Health, Inc.                                                         Florida
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